Exhibit 99.1

LegalZoom Reports Second Quarter 2021 Results

Revenue of $150 Million, an increase of 36% year-over-year

GLENDALE, Calif. – August 12, 2021 – LegalZoom.com, Inc. (NASDAQ: LZ), today announced results for its second quarter ended June 30, 2021, including the following highlights:

•	Revenue was $150.4 million, up 36% year-over-year.

•	Transaction revenue was $73.4 million, up 45% year-over-year driven by strong business formations of 123,000, up 34% year-over-year.

•	Subscription revenue was $69.4 million, up 29% year-over-year. There were 1.2 million subscription units outstanding as of June 30, 2021, with 69,000 net units added in the quarter.

•	Partner revenue was $7.7 million, up 14% year-over-year.

•	Gross margin was 67% in the period, down from 68% in the second quarter of 2020 as the revenue mix shifted toward transaction revenue.

•	Net loss was $38.4 million down from a net loss of $4.1 million in the second quarter of 2020.

•	Non-GAAP net income was $4.6 million down from a Non-GAAP net income of $5.8 million in the second quarter of 2020.

•	Adjusted EBITDA was $22.0 million, or 15% of revenue, compared to $20.3 million, or 18% of revenue, in the second quarter of 2020.

•

Cash and cash equivalents were $167 million as of June 30, 2021. On July 2, 2021 we raised $666.9 million net of underwriting discounts and commissions from our IPO and private placement, and repaid in full $521.6 million of our 2018 Term Loan.

•

Cash flows provided by operating activities decreased from $27.4 million in the three months ended June 30, 2020 to $9.3 million in the three months ended June 30, 2021. Cash flows provided by operating activities decreased from $49.3 million in the six months ended June 30, 2020 to $40.7 million in the six months ended June 30, 2021.

•

Free cash flow was $6.2 million for the three months ended June 30, 2021 compared to $24.9 million for the three months ended June 30, 2020. Free cash flow was $34.7 million for the six months ended June 30, 2021 compared to $44.8 million for the six months ended June 30, 2020.

•	Basic and diluted net loss per share was $0.31 and diluted Non-GAAP net income per share attributable to common stockholders was $0.03 for the second quarter of 2021.

“I’m very proud of the team for delivering such a strong second quarter while also meeting the many demands of an IPO process,” said Dan Wernikoff, LegalZoom’s Chief Executive Officer. “We are excited by the opportunity to build LegalZoom into the next great digital leader. The executive team is focused on making the right investments today to drive durable topline growth for years to come.”

Noel Watson, the Company’s Chief Financial Officer added, “We’re pleased by our financial results in the quarter, which reflect strength across the business. We continue to focus on executing against our primary growth vectors, which we believe will maximize long-term shareholder value.”

Key Business Metrics and Non-GAAP Financial Measures

(unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended		% Growth	Six Months Ended		% Growth (Decline)
	June 30,		(Decline)	June 30,
	2021	2020	YOY	2021	2020	YOY
Revenue	$150,432	$111,007	36%	$285,064	$216,802	31%
Business formations	123	92	34%	245	173	42%
Transaction units	260	232	12%	536	442	21%
Average order value (AOV)	$282	$217	30%	$252	$213	18%
Subscription units	1,215	974	25%	1,215	974	25%
Average revenue per subscription unit (ARPU)	$230	$224	3%	$230	$224	3%
Net loss	$(38,395)	$(4,059)	846%	$(48,218)	$(8,937)	440%
Adjusted EBITDA	$21,967	$20,279	8%	$25,566	$33,633	(24)%
Net loss margin	26%	4%	550%	17%	4%	325%
Adjusted EBITDA margin	15%	18%	(17)%	9%	16%	(44)%
Net cash provided by operating activities	$9,281	$27,431	(66)%	$40,696	$49,320	(18)%
Free cash flow	$6,188	$24,928	(75)%	$34,692	$44,829	(23)%

Initial Public Offering

On July 2, 2021 we completed our IPO for the sale of 19,121,000 shares of our common stock, $0.001 par value per share, at an offering price of $28.00 per share, pursuant to our Prospectus. In addition, we sold 3,214,285 shares of our common stock in a private placement with an existing stockholder and 2,868,150 shares of our common stock pursuant to the full exercise of the underwriter’s option to purchase additional shares in connection with the IPO. We raised net proceeds of $666.9 million after deducting underwriting discounts and commission. Deferred offering costs of approximately $5.5 million were incurred in connection with our offering. Upon the close of our IPO, 23,081,080 outstanding shares of redeemable convertible preferred stock with a carrying value of $70.9 million converted into an aggregate of 46,162,160 shares of common stock.

Financial Guidance and Outlook

Our guidance for the third quarter ending September 30, 2021 is as follows:

•	Revenue is expected to be in the range of $143 million to $147 million.

Our guidance for the full year ending December 31, 2021 is as follows:

•	Revenue is expected to be in the range of $570 million to $578 million.

•	Adjusted EBITDA is expected to be in the range of $55 million to $59 million.

Quarterly revenue growth rates in 2021 are impacted by the effect COVID-19 had on business formations in 2020. Adjusted EBITDA guidance reflects near-term opportunities to invest in our business, including our brand, channel testing and product, in order to drive long-term growth.

Webcast and Conference Call Information

A webcast and conference call to discuss second quarter 2021 results is scheduled for today, August 12, 2021, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to dial 1-877-312-1878 (domestic); 1-470-495-9528 (international), Conference ID—2376071. A live webcast of the conference call will be available online at: https://investors.legalzoom.com/news-events/events-presentations. A replay of the webcast will remain available on the website for 90 days.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements made pursuant to the safe-harbor provisions of the Securities Exchange Act of 1934 and the Securities Act of 1933. These statements include statements regarding our guidance for 2021 revenue, deferred offering costs, Adjusted EBITDA, and related disclosures. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. Forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance, or developments to differ materially from historical results or those described in or implied by such forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, the risk that our recent growth may not be indicative of our future growth; our ability to sustain our revenue growth rate to main profitability in the future; our anticipation of increasing expenses in the future; our ability to attract and retain customers; our ability to continue to innovate and provide a platform that is useful to our customers; our dependence on business formations; the dependence of our subscription services on our transaction products; our dependence on our subscribers renewing their subscriptions with us; our ability to drive additional purchases and cross-sell to paying customers; the competitive legal solutions market; our dependence on top talent, including our senior management and other key personnel; risks and costs associated with complex and evolving laws and regulations; and our ability to remediate material weaknesses in our internal control over financial reporting that we have previously identified. Refer to the “Risk Factors” section titled “Risk Factors” included in our final prospectus, dated June 29, 2021, filed with the Securities and Exchange

Commission, or SEC, in accordance with Rule 424(b) of the Securities Act on June 30, 2021, or the Prospectus, in connection with our IPO. Our business involves significant risks. You should carefully consider the risks and uncertainties described in our Prospectus, and subsequent filings with the SEC. The risks and uncertainties described in our Prospectus are not the only ones we face. Additional risk and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. The realization of any of these risks and uncertainties could have a material adverse effect on our reputation, business, financial condition, results of operations, growth and future prospects as well as our ability to accomplish our strategic objectives. In that event, the market price of our common stock could decline and you could lose part or all of your investment. In addition, please note that any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income (loss), diluted Non-GAAP net income (loss) per share attributable to common stockholders, Non-GAAP net income (loss) margin and Free cash flow. To supplement our unaudited interim condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We define Adjusted EBITDA as net loss adjusted to exclude interest expense, net, provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, net, non-cash stock-based compensation, losses from impairments of long-lived and other assets, impairments of available-for-sale debt securities, restructuring expenses, IPO-related costs, and other transaction-related expense and certain other non-recurring expenses. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue. We define Net income (loss) margin as Net income (loss) as a percentage of revenue.

Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short- and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than Net income, which is the nearest GAAP equivalent of Adjusted EBITDA, and it may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. Some of these limitations include that the non-GAAP financial measure:

•	does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, which reduces cash available to us;

•	does not reflect provision for income taxes that may result in payments that reduce cash available to us;

•	excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;

•	does not reflect foreign currency exchange or other gains or losses, which are included in other income, net;

•	excludes non-cash stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy;

•	excludes losses from impairments of goodwill, long-lived and other assets and available-for-sale debt securities;

•	excludes acquisition related expenses, which reduce cash available to us;

•	excludes restructuring expenses, which reduce cash available to us;

•	excludes IPO-related costs and other transaction related expenses that are not considered representative of our underlying performance, which reduce cash available to us; and

•	does not reflect certain other non-recurring expenses that are not considered representative of our underlying performance, which reduce cash available to us.

We define Non-GAAP net income (loss) as net loss adjusted to exclude amortization of acquired intangible assets from our business combinations, non-cash stock-based compensation expense, losses from impairments of long-lived and other assets, impairments of available-for-sale debt securities, acquisition related expenses, restructuring expenses, IPO-related costs and other transaction-related expenses and certain other non-recurring expenses, net of the related income tax impacts. Our Non-GAAP net income (loss) financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net loss margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income (loss) as a percentage of revenue. We believe non-GAAP net income (loss) is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business.

Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important metric because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items, which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities.

We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Financial Guidance and Outlook” above) where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

LegalZoom

LegalZoom is a leading online platform for legal and compliance solutions in the United States that is on a mission to democratize law. LegalZoom operates across all 50 states and over 3,000 counties in the United States and has more than 20 years of experience navigating complex regulations and simplifying the legal and compliance process for its customers. Driven by its core value that every business deserves the full protection of the legal system and a simple way to stay compliant with it, LegalZoom helps its customers form and protect their businesses, their ideas and families. In 2020, 10% of all new limited liability companies and 5% of all new corporations in the United States were formed through LegalZoom, enabling small business owners to apply their energy and passion to their businesses instead of the legal and regulatory complexity required to operate them. In addition to business formations, LegalZoom offers ongoing compliance and tax advice, trademark and copyright filings and estate planning documents to protect small businesses and the families that create them. For more information, please visit www.legalzoom.com.

Contacts

Danny Vivier, Head of Investor Relations

investor@legalzoom.com

Bryan Curran, Head of PR, Communications and Social Media

bcurran@legalzoom.com

LegalZoom.com, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except par values)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$166,972	$114,470
Accounts receivable	10,866	8,555
Prepaid expenses and other current assets	12,565	10,536

Total current assets	190,403	133,561
Property and equipment, net	48,973	51,374
Goodwill	11,415	11,404
Intangible assets, net	490	815
Deferred income taxes	22,859	22,807
Restricted cash equivalent	—	25,000
Available-for-sale debt securities	1,022	1,050
Other assets	12,529	6,053

Total assets	$287,691	$252,064

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$36,727	$28,734
Accrued expenses and other current liabilities	47,877	41,028
Deferred revenue	151,775	127,142
Current portion of long-term debt	3,041	3,029

Total current liabilities	239,420	199,933
Long-term debt, net of current portion	510,830	512,362
Deferred revenue	2,094	2,937
Other liabilities	10,312	16,558

Total liabilities	762,656	731,790

Commitments and contingencies
Series A redeemable convertible preferred stock, $0.001 par value; 30,512 shares authorized at June 30, 2021 and December 31, 2020; 23,081 shares issued and outstanding at June 30, 2021 and December 31, 2020.	70,906	70,906
Stockholders’ deficit:
Common stock, $0.001 par value; 264,720 shares authorized; 125,538 and 125,037 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	126	126
Additional paid-in capital	151,109	102,417
Accumulated deficit	(687,566)	(639,348)
Accumulated other comprehensive loss	(9,540)	(13,827)

Total stockholders’ deficit	(545,871)	(550,632)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$287,691	$252,064

LegalZoom.com, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
Revenue	$150,432	$111,007	$285,064	$216,802
Cost of revenue	49,859	35,759	93,819	70,871

Gross profit	100,573	75,248	191,245	145,931
Operating expenses:
Sales and marketing	65,431	40,173	136,792	83,654
Technology and development	28,426	10,165	38,925	20,708
General and administrative	33,845	12,612	47,010	25,273
Impairment of long-lived and other assets	379	—	379	555
Loss on sale of business	—	1,764	—	1,764

Total operating expenses	128,081	64,714	223,106	131,954

(Loss) income from operations	(27,508)	10,534	(31,861)	13,977
Interest expense, net	(9,312)	(8,857)	(17,966)	(18,127)
Other income (expense), net	420	(355)	668	(1,461)
Impairment of available-for-sale debt securities	—	(4,818)	—	(4,818)

Loss before income taxes	(36,400)	(3,496)	(49,159)	(10,429)
Provision for (benefit from) from income taxes	1,995	563	(941)	(1,492)

Net loss	$(38,395)	$(4,059)	$(48,218)	$(8,937)

Net loss per share attributable to common stockholders – basic and diluted:	$(0.31)	$(0.03)	$(0.38)	$(0.07)

Weighted-average shares used to compute net loss per share attributable to common stockholder – basic and diluted:	125,423	124,681	125,245	124,546

LegalZoom.com, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30
	2021	2020
Cash flows from operating activities
Net loss	$(48,218)	$(8,937)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,829	9,747
Amortization of debt issuance costs	1,273	1,292
Amortization of prior hedge effectiveness	3,076	1,094
Stock-based compensation	48,584	7,178
Impairment of long-lived assets	379	555
Impairment of investments	—	4,818
Loss on sale of business	—	1,764
Deferred income taxes	(1,612)	(1,755)
Change in fair value of financial guarantee	(150)	(1,000)
Change in fair value of derivative instruments	28	125
Unrealized foreign exchange (gain) loss	(401)	2,498
Other	4	(5)
Changes in operating assets and liabilities, net of effects of disposal of business:
Accounts receivable	(2,308)	(1,263)
Prepaid expenses and other current assets	(1,693)	(160)
Other assets	(668)	(186)
Accounts payable	7,891	13,478
Accrued expenses and other liabilities	3,195	(1,600)
Income tax payable	(276)	12
Deferred revenue	23,763	21,665

Net cash provided by operating activities	40,696	49,320
Cash flows from investing activities
Purchase of property and equipment	(6,004)	(4,491)
Sale of business, net of cash sold	—	(1,175)

Net cash used in investing activities	(6,004)	(5,666)
Cash flows from financing activities
Repayment of capital lease obligations	(16)	(16)
Repayment of 2018 Term Loan	(2,675)	(2,675)
Proceeds from 2018 Revolving Facility	—	40,000
Repayment of 2018 Revolving Facility	—	(40,000)
Repayment of hybrid debt	(1,332)	(339)
Deferred offering costs	(2,794)	—
Payment of contingent consideration	(500)	—
Payment of special dividends	(47)	(179)
Repurchases of common stock for tax withholding obligations	(209)	(2,813)
Proceeds from exercise of stock options, net of cash paid for employee tax withholding	327	93

Net cash used in financing activities	(7,246)	(5,929)
Effect of exchange rate changes on cash, cash equivalents and restricted cash equivalent	56	(243)
Net increase in cash, cash equivalents and restricted cash equivalent	27,502	37,482
Cash, cash equivalents and restricted cash equivalent, at beginning of the period	139,470	74,180

Cash, cash equivalents and restricted cash equivalent, at end of the period	$166,972	$111,662

Adjusted EBITDA and Adjusted EBITDA Margin

The following table presents a reconciliation of net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(38,395)	$(4,059)	$(48,218)	$(8,937)
Interest expense, net	9,312	8,857	17,966	18,127
Provision for (benefit from) income taxes	1,995	563	(941)	(1,492)
Depreciation and amortization	3,663	4,827	7,829	9,747
Other (income) expense, net	(420)	355	(668)	1,461
Stock-based compensation	44,798	3,090	48,584	7,178
Impairment of long-lived and other assets	379	—	379	555
Impairment of available-for-sale debt securities	—	4,818	—	4,818
Restructuring expenses	—	64	—	412
IPO-related costs and other transaction related expenses (1)	635	—	635	—
Certain other non-recurring expenses (2)	—	1,764	—	1,764

Adjusted EBITDA	$21,967	$20,279	$25,566	$33,633

Net loss margin	26%	4%	17%	4%

Adjusted EBITDA margin	15%	18%	9%	16%

(1)	IPO-related costs and other transaction related expenses include certain non-recurring expenses, which occurred in connection with our IPO.
(2)	In the second quarter of 2020, we incurred a loss on sale from the disposal of Beaumont ABS Limited, our conveyancing business in the United Kingdom, of $1.8 million.

Non-GAAP Net Income (Loss), Non-GAAP Net Income (Loss) Margin and diluted Non-GAAP Net Income (Loss) Per Share

The following table presents a reconciliation of net loss, the most directly comparable GAAP measure, to Non-GAAP net income (loss) for each of the periods indicated (unaudited):

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
	(in thousands)
Reconciliation of Net Loss to Non-GAAP Net Income (Loss)
Net loss	$(38,395)	$(4,059)	$(48,218)	$(8,937)
Amortization of acquired intangible assets	52	982	325	1,985
Stock-based compensation	44,798	3,090	48,584	7,178
Impairment of long-lived and other assets	379	—	379	555
Impairment of available-for-sale debt securities	—	4,818	—	4,818
Restructuring expenses	—	64	—	412
IPO-related costs and other transaction related expenses	635	—	635	—
Certain other non-recurring expenses	—	1,764	—	1,764
Income tax effects(1)	(2,880)	(846)	(3,545)	(1,945)

Non-GAAP net income (loss)	$4,589	$5,813	$(1,840)	$5,830

Net loss margin	26%	4%	17%	4%
Non-GAAP net income (loss) margin	3%	5%	(1)%	3%

Net loss per share attributable to common stockholders – basic and diluted:	$(0.31)	$(0.03)	$(0.38)	$(0.07)

Diluted Non-GAAP net income (loss) per share-basic and diluted	$0.03	$0.03	$(0.01)	$0.03

Weighted-average shares used to compute net loss per share attributable to common stockholder – basic and diluted:	125,423	124,681	125,245	124,546

Weighted-average shares used to compute diluted Non-GAAP net income (loss) per share attributable to common stockholders	131,086	127,246	125,245	127,389

(1)	Income tax effects consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on stock-based compensation.

The following table shows the computation of basic and diluted Non-GAAP net income (loss) per share attributable to common stockholders (in thousands, except per share amounts):

	Three Months Ended June 30		Six Months Ended June 30
	2021	2020	2021	2020
	(in thousands)
Reconciliation of numerator for net loss per share to Non-GAAP net income (loss) per share attributable to common stockholders:
Non-GAAP net income (loss)	$4,589	$5,813	$(1,840)	$5,830
Less: amounts attributable to redeemable convertible preferred stock	(1,235)	(1,571)	—	(1,577)

Non-GAAP net income (loss) attributable to common stockholders—basic	3,354	4,242	(1,840)	4,253
Add: undistributed earnings reallocated to common stockholders	548	24	—	26

Non-GAAP net income (loss) attributable to common stockholders—diluted	$3,902	$4,266	$(1,840)	$4,279

Reconciliation of denominator for net loss per share attributable to common stockholders to Non-GAAP net income (loss) per share attributable to common stockholders:
Weighted-average shares used to compute Net income (loss) per share attributable to common stockholder – basic:	125,423	124,681	125,245	124,546
Effect of potentially dilutive securities:
Stock options	5,611	2,504	—	2,695
Restricted stock unit	52	61	—	148

Weighted-average common stock used in computing Non-GAAP net income (loss) per share attributable to common stockholders—diluted	131,086	127,246	125,245	127,389

Non-GAAP net income (loss) per share attributable to common stockholders – basic and diluted:	$0.03	$0.03	$(0.01)	$0.03

Free Cash Flow

The following table presents a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to Free cash flow (unaudited):

	Six Months Ended June 30
	2021	2020
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$40,696	$49,320
Purchase of property and equipment	(6,004)	(4,491)

Free cash flow	$34,692	$44,829